UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2017 (August 1, 2017)

FUSE MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-10093	59-1224913
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1565 North Central Expressway Suite 220 Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (817) 439-7025

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 1, 2017, the Board of Directors (the “Board”) of the Company appointed Renato V. Bosita Jr., M.D., M.B.A. to serve as a member of the Board.

Dr. Bosita is a spine fellowship-trained orthopedic spine surgeon in Plano, Texas. He attended Stanford University where he received a degree in biological sciences. He then attended the University of Chicago Pritzker School of Medicine and completed his residency in orthopedic surgery at Loyola University Medical Center. While a resident at Loyola University Medical Center, Dr. Bosita earned a Masters of Business Administration degree from the University of Northwestern J.L. Kellogg Graduate School of Management. Dr. Bosita completed his spine fellowship at the University Hospitals of Cleveland. Dr. Bosita currently practices as a spine surgeon at the Texas Back Institute, Plano, Texas. Additionally, Dr. Bosita is the Chairman of the Board of Managers for Presbyterian Hospital of Rockwall and is a member of the finance committee. Dr. Bosita was appointed to the Board for his experience in the healthcare industry and business acumen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FUSE MEDICAL, INC.

By:	/s/ William E. McLaughlin, III
William E. McLaughlin, III, Interim Chief Financial Officer

Date: August 3, 2017